UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 31, 2016

Henry Schein, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-27078	11-3136595
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

135 Duryea Road, Melville, New York	11747
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (631) 843-5500

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 31, 2016, Henry Schein, Inc. (the “Company”) held its Annual Meeting of Stockholders (the “Annual Meeting”). At the Annual Meeting, stockholders considered: (1) the election of fifteen directors of the Company for terms expiring in 2017; (2) a proposal to consider approval, by non-binding vote, of the 2015 compensation paid to the Company’s Named Executive Officers (as defined in the Company’s Proxy Statement dated April 11, 2016), commonly known as the “say-on-pay” proposal; and (3) the ratification of the selection of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016. The voting results at the Annual Meeting, with respect to each of the matters described above, were as follows:

1.	The fifteen directors were elected based upon the following votes:

	For	Against	Abstain	Broker Non-Votes
Stanley M. Bergman	65,523,854	3,703,768	189,405	5,956,941
Barry J. Alperin	66,517,880	2,846,383	52,764	5,956,941
Lawrence S. Bacow, Ph.D.	69,331,359	32,742	52,926	5,956,941
Gerald A. Benjamin	68,206,885	1,160,912	49,230	5,956,941
James P. Breslawski	68,201,761	1,165,632	49,634	5,956,941
Paul Brons	69,025,637	337,464	53,926	5,956,941
Joseph L. Herring	69,302,438	60,061	54,528	5,956,941
Donald J. Kabat	66,561,970	2,801,293	53,764	5,956,941
Kurt P. Kuehn	69,295,978	65,000	56,049	5,956,941
Philip A. Laskawy	68,259,411	1,101,776	55,840	5,956,941
Mark E. Mlotek	68,202,448	1,163,026	51,553	5,956,941
Steven Paladino	64,083,834	5,285,571	47,622	5,956,941
Carol Raphael	69,301,296	59,787	55,944	5,956,941
E. Dianne Rekow, DDS, Ph.D.	69,302,264	59,521	55,242	5,956,941
Bradley T. Sheares, Ph.D.	69,327,726	33,028	56,273	5,956,941

2.	The 2015 compensation paid to the Company’s Named Executive Officers, commonly known as the “say-on-pay” proposal, was approved, by non-binding vote, based upon the following votes:

For	Against	Abstain	Broker Non-Votes
63,408,834	3,283,223	2,724,970	5,956,941

3.	The selection of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016 was ratified based upon the following votes:

For	Against	Abstain
74,890,226	436,920	46,822

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HENRY SCHEIN, INC. (Registrant)

Date: June 1, 2016	By:	/s/ Walter Siegel
Name: Walter Siegel
Title: Senior Vice President and General Counsel

3